Prospectus Supplement No. 1 dated June 3, 1997, to the Prospectus of United Waste Systems, Inc., dated August 22, 1996 (the
"Prospectus") (included in Registration Statement on Form S-3,
No. 333-7991)


     The Prospectus under the caption "Selling Security Holders" indicates that Clydene Chiesa, as Executrix of the Estate of John Chiesa (the "Chiesa Estate"), is a Selling Security Holder with respect to 146,153 shares of Common Stock of United Waste Systems, Inc. The Chiesa Estate has heretofore transferred a portion of such shares to various transferees in private placements. The table below lists each such transferee and the number of shares of the Company acquired by each such transferee.

Name                                         Number of Shares
----                                         ----------------
Clydene B. Chiesa Trustee for the
John Chiesa Testamentary Trust A
dated 2/25/97                                11,850

Clydene B. Chiesa Trustee for the
John Chiesa Testamentary Trust B-Exempt
dated 2/25/97                                 7,358

Clydene B. Chiesa Trustee for the
John Chiesa Testamentary Trust B-Nonexempt
dated 2/25/97                                31,369

Clydene B. Chiesa Trustee for the
Clydene B. Chiesa Family Trust
dated 4/16/97                                16,864

Each stockholder named in the above table is a Selling Security Holder for purposes of the Prospectus with respect to the number of shares of Common Stock listed opposite such stockholder's name in the table. Capitalized terms used herein and not defined herein have the meanings set forth in the Prospectus.